UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On May 23, 2012 the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR”), elected Kurt Kuehn as a member of the Board effective May 23, 2012 and elected Deanna Oppenheimer as a member of the Board effective August 1, 2012. The Board designated Mr. Kuehn as a Class C director and Ms. Oppenheimer as a Class B director. Mr. Kuehn and Ms. Oppenheimer will each serve as a member of the Audit Committee. Mr. Kuehn and Ms. Oppenheimer will each stand for election at the NCR 2013 Annual Meeting of Stockholders.

Mr. Kuehn and Ms. Oppenheimer will receive compensation as non-employee directors in accordance with the NCR Director Compensation Program described in the NCR proxy statement filed with the Securities and Exchange Commission on March 12, 2012.

A copy of NCR’s press release announcing the election of Mr. Kuehn and Ms. Oppenheimer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached with this current report on Form 8-K:

Exhibit no.	Description

99.1	Press release issued by NCR Corporation, dated May 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NCR Corporation

Date: May 30, 2012	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press release issued by NCR Corporation, dated May 30, 2012